Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CafePress Inc. of our report dated March 18, 2013 relating to the financial statements, which appears in CafePress Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 18, 2013